As filed with the Securities and Exchange Commission on August 31, 1998
                                                      Registration No. 333-50707
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          U.S. FRANCHISE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              58-2361501
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                         13 Corporate Square, Suite 250
                             Atlanta, Georgia 30326
                                 (404) 321-4045
               (Address of Principal Executive Offices) (Zip Code)

                U.S. FRANCHISE SYSTEMS, INC. AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

                        U.S. FRANCHISE SYSTEMS, INC. 1996
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full titles of the plans)

                                Michael A. Leven
                 Chairman, President and Chief Executive Officer
                          U.S. Franchise Systems, Inc.
                               13 Corporate Square
                             Atlanta, Georgia 30329
                                 (404) 321-4045

                                                CALCULATION OF REGISTRATION FEE

   Title of Each Class of         Amount to be      Proposed Maximum Offering           Proposed Maximum              Amount of
 Securities to be Registered       Registered          Price Per Share (1)        Aggregate Offering Price (1)    Registration Fee
------------------------------  ----------------- -----------------------------  ------------------------------  -------------------
Class A Common Stock,
par value $0.01 per share          400,000 (2)             $6.16                            $2,464,000                $726.88
------------------------------  ----------------- -----------------------------  ------------------------------  -------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high ($6.25) and low prices ($6.0625) of the Class A Common Stock, $.01 per share par value ("Class A Common Stock"), of U.S. Franchise Systems, Inc. ("USFS") as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc. on August 26, 1998.

(2) Consists of 400,000 shares of Class A Common Stock to be issued to certain employees, consultants, advisors and other persons whose skills would be an asset to U.S. Franchise Systems, Inc. or any of its subsidiaries upon the exercise by such persons of options granted to them pursuant to the U.S. Franchise Systems, Inc. Amended and Restated 1996 Stock Option Plan. Does not include 325,000 shares of Class A Common Stock to be issued pursuant to the U.S. Franchise Systems, Inc. Amended and Restated 1996 Stock Option Plan and 125,000 shares of Class A Common Stock to be issued pursuant to the U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors previously registered under the Registrant's Registration Statement on Form S-8 (Registration No. 333-50707) (the "Registration Statement") for which a registration fee had previously been paid. This Post-Effective Amendment No. 1 registers an additional 400,000 shares of Class A Common Stock in accordance with Instruction E of Form S-8.

================================================================================

         This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-50707) incorporates by reference the contents of such earlier Registration Statement.

                                EXPLANATORY NOTE

         On April 22, 1998, U.S. Franchise Systems, Inc. (the "Registrant") filed Registration Statement No. 333-50707 on Form S-8 (the "Registration Statement"), which registered 325,000 shares of the Class A Common Stock, par value $.01, of the Registrant (the "Class A Common Stock") for issuance under the U.S. Franchise Systems, Inc. Amended and Restated 1996 Stock Option Plan (the "Option Plan") and 125,000 shares of Class A Common Stock for issuance under the U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). As part of an amendment and restatement of the Option Plan in June, 1998, the number of shares of Class A Common Stock covered by the Option Plan increased by 400,000. By this Post-Effective Amendment No. 1, the Registrant increases the number of shares registered under the Option Plan to 725,000 and, together with the Directors Plan, to a total of 850,000 shares of Class A Common Stock under both the Option Plan and the Directors Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits

Exhibits
--------

4.1   --   Certificate of Incorporation of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-46185)).

4.2   --   By-laws of the Company (incorporated by reference from the
           Company's Registration Statement on Form S-4 (Registration No. 333-46185)).

4.3   --   U.S. Franchise Systems, Inc. Amended and Restated 1996 Stock Option
           Plan.

4.4   --   U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee
           Directors (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-46185)).

5.1   --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the
           Company, regarding the legality of the Class A Common Stock being registered.

23.1  --   Consent of Deloitte & Touche LLP.

23.2  --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
           Exhibit 5).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 31, 1998.

                                            U.S. FRANCHISE SYSTEMS, INC.
                                            (Registrant)


                                            By: /s/ Michael A. Leven
                                            ------------------------
                                            Michael A. Leven
                                            Chairman, President and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


     Signatures                      Title                          Date
     ----------                      -----                          ----

/s/ Michael A. Leven     Chairman, President, Chief           August 31, 1998
--------------------     Executive Officer and Director
Michael A. Leven         (Principal Executive Officer)


/s/ Neal K. Aronson      Executive Vice President, Chief      August 31, 1998
--------------------     Financial Officer and Director
Neal K. Aronson          (Principal Financial and
                         Accounting Officer)

         *               Director                             August 31, 1998
--------------------
Dean S. Adler

         *               Director                             August 31, 1998
--------------------
Irwin Chafetz

         *               Director                             August 31, 1998
--------------------
Douglas G. Geoga

     Signatures                      Title                          Date
     ----------                      -----                          ----

         *               Director                             August 31, 1998
--------------------
Richard D. Goldstein

         *               Director                             August 31, 1998
--------------------
David Hamamoto

         *               Executive Vice President -           August 31, 1998
--------------------     Franchise Sales and
Steven Romaniello        Development and Director


         *               Director                             August 31, 1998
--------------------
Jeffrey A. Sonnenfeld


         *               Director                             August 31, 1998
--------------------
Barry Sternlicht


* By: /s/ Neal K. Aronson
  -----------------------
  Neal K. Aronson
  ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS
                                -----------------

Exhibits
--------

4.1   --   Certificate of Incorporation of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-46185)).

4.2   --   By-laws of the Company (incorporated by reference from the
           Company's Registration Statement on Form S-4 (Registration No. 333-46185)).

4.3   --   U.S. Franchise Systems, Inc. Amended and Restated 1996 Stock Option
           Plan.

4.4   --   U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee
           Directors (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-46185)).

5.1   --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the
           Company, regarding the legality of the Class A Common Stock being registered.

23.1  --   Consent of Deloitte & Touche LLP.

23.2  --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
           Exhibit 5).